UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) March 31, 2005

                          NATIONAL R.V. HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)

                   Delaware                                     0-22268                           33-0371079
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         (State or other jurisdiction                    (Commission File No.)                 (I.R.S. Employer
               of incorporation)                                                             Identification No.)
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                            3411 N. PERRIS BOULEVARD
                            PERRIS, CALIFORNIA 92571
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              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (951) 943-6007

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 2.02 RESULTS OF OPERATION AND FINANCIAL CONDITION.


         On April 1, 2005, National R.V. Holdings, Inc. issued a press release reporting that the Company (i) was unable to file its Annual Report on Form 10-K for the fiscal year 2004 with the United States Securities and Exchange
Commission (SEC) by the extension deadline of March 31, 2005, (ii) will restate its previously issued financial statements for the 2002, 2001 and 2000 fiscal years in its Form 10-K for the year ended December 31, 2004, (iii) will restate its financial statements for the third quarter of 2004 by amending its Quarterly
Report on Form 10-Q for the quarter ended September 30, 2004 and will adjust previously announced fourth quarter of 2004 financial information and (iv) identified certain material weaknesses in the Company's assessment of the effectiveness of internal control over financial reporting. A copy of the Company's press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.


ITEM 4.02(a).  NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A
RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

         Late in the course of finalizing the Company's financial results for 2004 and in connection with its response to a "comment letter" received from the SEC in connection with the SEC's statutory review of the Company's SEC filings, management determined that the Company had an error in the accounting for self-insured reserves for estimated worker compensation claims in the State of California. As a result, the Company will restate its previously issued financial statements for 2002 and financial information for the fiscal years
2001 and 2000 in its Form 10-K for the year ended December 31, 2004 to allocate the adjustment to the appropriate years. In addition, while reviewing its revenue recognition of a limited number of motorhomes sold in the third and fourth quarters of 2004 with deferred payment arrangements, the Company determined that it did not correctly recognize such revenue. The Company will restate its financial statements for the third quarter of 2004 by amending its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and will adjust previously announced fourth quarter financial information. The Company is also seeking to resolve other issues relating to the pending SEC comment letter.
Management believes that these issues will be resolved without further adjustment.

         Accordingly, the previously issued financial statements for the fiscal years ended December 31, 2002, 2001 and 2000 and the quarter ended
September 30, 2004, and previously announced financial information for the fourth quarter of 2004 should not be relied upon. The Company made the decision to restate prior financial statements with the concurrence of the Company's
Audit Committee on March 31, 2005. This conclusion was also discussed with PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm.

         During the fourth quarter in 2002, the Company changed its methodology for calculating workers' compensation self-insurance reserves. The Company changed to an actuarial based method involving incurred but not reported (IBNR) claims analysis from the specific reserve method which was not in accordance

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with generally accepted accounting principles. The total adjustment to the reserve of $4.2 million was recorded in 2002 of which approximately $2.3 million should have been recorded in prior years. The Company treated the change as a revision of an estimate, but should have treated it as a correction of an error, and restated prior years. The Company is continuing to work to finalize the amount and appropriate time frame of the adjustments.

         In addition, the Company also determined that its treatment of revenue recognition relating to the sale of a limited number of motorhomes in the third and fourth quarters of 2004 under a deferred payment arrangement in which the Company held the manufacturer's certificate of origin as security for payment was incorrect. On a preliminary basis, the Company believes that the review will result in a restatement of approximately $4.2 million in revenues previously recorded in the third quarter of 2004 which would be recognized in the fourth quarter of 2004 and a decrease of an estimated $0.02 earnings per share in the Company's third quarter 2004. Also, revenues of approximately $2.9 million previously recognized in the fourth quarter 2004 will be recognized in the first quarter of fiscal 2005 resulting in a net increase of approximately $1.3 million in the Company's fourth quarter 2004 revenues decreasing the net loss by an estimated $0.01 per share. In a press release dated March 1, 2005, the Company previously announced a net loss of $0.09 per share in the fourth quarter of 2004. The Company has recorded other adjustments since announcing its financial results for the 2004 fourth quarter. These other adjustments, when combined with the positive impact of the adjustment described above, are not expected to result in a change to the Company's previously announced loss per share for the 2004 fourth quarter. The Company's previously announced cash flows will not be impacted by these items. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01(C).  FINANCIAL STATEMENTS AND EXHIBITS.

99.1     Press Release of National R.V. Holdings, Inc. dated April 1, 2005.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                         NATIONAL R.V. HOLDINGS, INC.



                                        By: /s/ Joseph W. Hansen
                                            -----------------------------------
                                            Joseph W. Hansen
                                            Chief Financial Officer



Date:  March 31, 2005


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